                                                                                                                EXHIBIT 10.35

Board of Directors  resolution  approving an increase in the additional  retainer paid to the audit committee members and to the chairs of the committees:

         RESOLVED,  that the Board hereby (i) increases the additional  annual  retainer for the Chair of the Audit Committee from $6,000 to $12,000,  (ii) increases the additional  annual retainer for the Chairs of the Committee on  Compensation  and
Governance and the Finance  Committee from $6,000 to $9,000 and (iii) pay an additional  annual retainer of $3,000 to members of the Audit Committee, all such actions to be effective April 1, 2003.

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